                                                                   EXHIBIT 10.31


                            ASSET PURCHASE AGREEMENT



         Agreement dated as of April 30, 1993, among EDUCATIONAL MEDICAL,
INC., a Delaware corporation ("EMI"), DBS Acquisition Corp., a Delaware corporation wholly owned by EMI ("Buyer"), BETA SERVICES, INC., doing business as DOMINION BUSINESS SCHOOLS, a Virginia corporation (the "Seller"), Mr. KENNETH C. HORNE, Ms. ANN S. HORNE, Mr. CRAIG H. MILLER and Ms. DIANE S.
CLOWER (each such individual is separately called a "Shareholder" and each such Shareholders are collectively called the "Shareholders").

                             PRELIMINARY STATEMENT

         The Seller is the owner of three vocational schools located, at 4142-1 Melrose Avenue, Roanoke Virginia, 933 Reservoir Street, Harrisonburg, Virginia, and 825 Richmond Road, Staunton, Virginia, (the "Roanoke School," the "Harrisonburg School," and the "Staunton School," respectively, individually a "School" and collectively called the "Schools"). The Buyer wants to buy the Schools. The Seller and each Shareholder want to sell the Schools to the Buyer.

         This Agreement provides for the sale and purchase of the Schools. It contains the terms pursuant to which Seller has agreed to sell substantially all of its School Related Assets to Buyer and Buyer has agreed to assume certain related Stated Liabilities of Seller. EMI has entered into this Agreement to reflect that it is jointly and severally liable with the Buyer with regard to the obligations of the Buyer provided for in it.

         IN CONSIDERATION OF THE COVENANTS CONTAINED IN THIS AGREEMENT, AND THE OTHER CONSIDERATION PROVIDED FOR IN IT, THE PARTIES, EACH INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

         1. THE PURCHASE PRICE; CONVEYANCE OF THE ASSETS; ASSUMPTION OF STATED LIABILITIES; CERTAIN DEFINITIONS; EFFECTIVE DATE OF TRANSACTION.

                 (a) The Purchase Price. The purchase price for the "School Related Assets" (as defined in Section 1(g), below) is $2,400,000 (the "Purchase Price"), subject to adjustment for "Wage Claims" as provided of in
Section 1(d), below. The Purchase Price will be allocated as follows: (i) $2,000,000 to tangible and intangible assets allocated at the discretion of the Buyer, and (ii) $400,000 to the non-competition agreements (the "Non-Competition Agreements") contained in Section 7 of this Asset Purchase Agreement.

                 (b) Conveyance of Assets. On May 31, 1993, or such earlier date as the parties may specify (the "Closing" or the "Closing Date") the Seller shall convey to Buyer all of its School Related Assets.

                 (c) Assumption of Stated Liabilities. On the Closing Date the Buyer shall assume all of the "Stated Liabilities" (as defined in Section 1(g)(2), below.

                 (d) Cash Payments by the Buyer. On the date this Asset Purchase Agreement is executed Buyer shall deposit with Seller's counsel $100,000 as an earnest money deposit (the "Deposit") to be delivered to Seller on the Closing Date on account of the transactions provided for in such agreement. On the Closing Date the Buyer also shall pay to Seller $250,000 (the "Initial

Payment"), by wire transfer or otherwise in immediately available funds. The Initial Payment will be increased by an amount equal to any accrued but unpaid payroll and other wage related liabilities to the extent such amounts are consistent with those incurred in prior periods and are incurred in the ordinary course of the operations of the School by Seller prior to the Closing Date (the "Wage Claims").

                 (e) Delivery of Second Payment Note, the Purchase Money Promissory Note, and the Pledge Agreement by the Buyer. On the Closing Date the Buyer shall deliver to Seller:

                          (1)  its Promissory Note for $ 350,000.00 (the
"Second Payment Note") in the form attached to this Agreement as EXHIBIT 1(1), payable the earlier of the last business day within the first 30 calendar days following the date on which the Prerequisite Student Aid Approvals are obtained, but no later than twelve months from the date of Closing. "Prerequisite Student Aid Approvals" mean approvals by the United States Department of Education and all other applicable private and governmental agencies and organizations of the change in control of the School resulting from the sale of the School pursuant to this Asset Purchase Agreement which are a prerequisite to receipt of federal and state aid by the School's students;

                          (2)  its Promissory Note for $ 900,000.00, amortizing
in equal annual payments over 5 years with interest at 11% per annum in the form attached to this Agreement as EXHIBIT 2(2) (the "Purchase Money Promissory Note").

                          (3)  A pledge agreement in the form attached to this
Agreement (the "Pledge Agreement") pursuant to which EMI secures the payment of the Second Payment Note, the Purchase Money Promissory Note, and the 1991 Contingent Payment and the 1992 Contingent Payment (as defined in subsection
(f) below) and the related interest by a pledge of all of the outstanding capital stock (the "Buyer's Stock") of the Buyer.

                 (f) Additional Payments and Non-Competition Payments. The Buyer shall also pay the Seller and the Shareholders in the respective proportions set forth on Schedule 1 attached to this Agreement:

                          (1)  An additional payment of $200,000.00 (the "1991
Contingent Payment") within 2 business days after the publication of the Cohort Default Rate (as defined in Section 3 (g) of this Agreement) applicable to the Schools for fiscal 1991 or receipt of the Prerequisite Student Aid Approvals, whichever occurs later, provided that such Cohort Default Rate does not exceed 19.9% with respect to the Schools. If such Cohort Default Rate does exceed 19.9% for the Schools, the 1991 Contingent Payment shall not be made until the 30 days following the first anniversary of the publication of such rate, and shall be reduced by an amount (not to exceed $200,000) equal to any diminishment in the amount of financing available to the Schools' students pursuant to the Federal Family Educational Loan Program reasonably attributable to such default rate; and

                          (2)  An additional payment of $200,000.00 (the "1992
Contingent Payment") within 2 business days after the publication of the Cohort Default Rate (as defined in Section 3 (g) of this Agreement) applicable to the Schools for fiscal 1992 provided that such Cohort Default Rate does not exceed 19.9% with respect to the Schools. If such Cohort Default Rate does exceed 19.9% for the Schools, the 1992 Contingent Payment shall not be made until the 30 days following the first anniversary of the publication of such rate, and shall be reduced by an amount (not to exceed $200,000) equal to any diminishment in the amount of financing available to the Schools' students pursuant to the Federal Family Educational Loan Program reasonably attributable to such default rate; and





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

                          (3)  $400,000.00 (the "Non-Competition Fee") on
account of the Non-Competition Agreements. The Non-Competition Fee will be paid in five equal payments commencing on the first anniversary of the Closing and thereafter on the next four anniversaries of the Closing.

                 (g)  Definitions of School Related Assets and Stated
Liabilities.

                          (1)  "School Related Assets" shall mean: (i) cash and
cash equivalents on hand at the Closing Date, (ii) the non-cash assets reflected in the Seller's 1992 Balance Sheet, together with the related goodwill and rights of Seller as a going concern, tangible and intangible, used in connection with the operation of the Schools, together with any other assets acquired by Seller subsequent to the date of such balance sheet in connection with the operation of the Schools, (iii) Seller's right to use the name "Dominion Business Schools" either alone or in conjunction with other words or names in the context of the operation of a school or other learning institution, and (iv) national student matching funds, if any, but shall not include "Excluded Assets." Excluded Assets are (i) assets disposed of in the ordinary course of business subsequent to the date of the Seller's 1992 Balance Sheet, and (ii) those assets listed on EXHIBIT 3(3) attached to this Agreement.

                          (2)  "Stated Liabilities" shall mean shall mean
liabilities, duties, and obligations of the Seller which are:

                                  (i)  provided for on the Seller's 1992
Balance Sheet (the "1992 Balance Sheet") included in the Seller's Financial Statements described in Section 2(c) of this Asset Purchase Agreement and not discharged at or prior to the Closing Date, except for Long-Term Debt described in Note 2 to the Seller's Financial Statements and amounts "Due to affiliated company" which appear in the Seller's 1992 Balance Sheet;

                                  (ii) incurred by the Seller subsequent to
December 31, 1992 and prior to the Closing Date in the ordinary course of operating the Schools, including without limitation, liability for trade payables and unearned tuition; and

                                  (iii) provided for in the agreements
disclosed on the Exhibits attached to this Agreement and specifically assumed by the Buyer;

provided, in the case of liabilities, duties, and obligations described in clauses (ii) and (iii) of this sentence, Stated Liabilities shall only include the liability, duty or obligation to (x) pay money if, and to the extent, such obligation of a fixed amount, and (y) perform any service or take any other action if, and to the extent, such service or other action is capable of being performed in the ordinary course of business. Stated Liabilities shall exclude, without limitation (x) obligations of the Seller to employees whether in the nature of wages, benefits or otherwise, including, accrued but unpaid payroll and other wage related liabilities such as accrued vacation and (y) any contingent liabilities not specifically assumed, whether arising prior to or after the Closing Date and regardless of whether disclosed to Seller, including without limitation, any liabilities arising from failure to comply with any law or regulation relating to the administration of any kind of student aid or grant, or record keeping or reporting required in connection with such administration.

                          (3)  "Cohort Default Report" shall mean the relevant
Department of Education report from indicating the student default rate for the applicable fiscal year computed in accordance with federally mandated procedures for all students attending the Schools and receiving assistance pursuant to the Stafford Loan and Supplemental Loans for Students programs.





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         2.      REPRESENTATIONS OF THE SELLER AND THE SHAREHOLDERS.

         Seller and each Shareholder, jointly and severally, represent and warrant to Buyer:

                 (a) No Misstatements. The representations of the Seller and each Shareholder and the information supplied by Seller or each Shareholder contained in this Agreement, the Exhibits attached to it and the documents incorporated into it by reference do not contain any untrue statement of a material fact or omit to state any fact necessary to make such representations or information not materially misleading.

                 (b) Validity of Actions. Seller (i) is duly organized, validly existing and in good standing under the laws of the state of Virginia,
(ii) has all requisite corporate authorization to conduct its business as currently conducted, (iii) is qualified to do business in all jurisdictions in which such qualification is necessary, and (iv) has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement has been duly executed and delivered on behalf of the Seller and each Shareholder, has received all necessary corporate authorization and is a legal, valid and binding obligation of the Seller and each Shareholder, enforceable against each of them in accordance with its terms, subject to bankruptcy and other laws affecting creditors rights generally. Entering into this Asset Purchase Agreement and the consummation of the transactions contemplated by it will not violate any provision of the Articles of Incorporation or Bylaws of Seller or conflict with or result in any breach of any of the provisions of any agreement to which the Seller or and or any of the Shareholders is a party or by which any of them or any of their respective assets are bound, or cause a breach of any applicable law, governmental regulation, order, or other decree of any court or governmental agency. The Articles of Incorporation and Bylaws of Seller, as presently in effect, are attached to this Agreement as EXHIBIT 4(4).

                 (c)      Seller's Financial Statements

                          (1)     Attached as EXHIBIT 5(5) to this Agreement are
Seller's audited balance sheets at December 31, 1990, 1991, and 1992, and statements of income and expense and cash flows for the years then ending. All of such financial statements are called the "Seller's Financial Statements."

                          (2)     The Seller's Financial Statements:  (i) have
been prepared on the accrual basis in accordance with generally accepted accounting principles consistently applied ("GAAP"), except as otherwise disclosed in the reports accompanying them or in the notes attached to them, and (ii) fairly present Seller's financial condition and its results of operations at the times and for the periods presented.

                          (3)     There have been no material adverse changes
in the financial condition or in the operations, business, prospects, properties of assets of Seller since the date of the Seller's Financial Statements.

                          (4)   Prior to the date of this Agreement the Seller
repaid all of the Long-term debt described in Note 2 to the Seller's Financial Statement except for the "Note payable to bank" appearing as the fourth item in such note, which has been reduced to approximately $94,000 (the "Remaining Bank Note") and the notes payable described in the sixth and seventh items in such note, which are not being assumed by the Buyer.





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                 (d)      Liabilities of Seller.  Seller has no liabilities,
contingent or otherwise, including, without limitation, liabilities for state or Federal income, withholding, sales, or other taxes, except to the extent reflected, reserved against, or provided for, in the Seller's 1992 Balance Sheet included in the Seller's Financial Statements, and trade payables and other obligations incurred after the date of the Seller's 1992 Balance Sheet in amounts consistent with those incurred in prior periods in the ordinary course of business, including without limitation liabilities for unearned tuition.

                 (e) Assets of Seller. Seller has good and marketable title to all of its School Related Assets. Except as otherwise disclosed in the Seller's 1992 Balance Sheet or related notes accompanying it, all of the School Related Assets are owned free and clear of any adverse claims, security interests, or other encumbrances or restrictions, except liens for current taxes not yet due and payable, landlords' liens as provided for in the relevant leases or by applicable law, or liens or similar security interests granted as part of personal property financing agreements made in the ordinary course of business and which in the aggregate are not material.

                 (f)      Facilities and Facility Operations.

                          (1)     Attached to this Agreement as EXHIBIT 6(6) are
the existing leases relating to each of the school facilities (individually called a "Facility" or a "School Facility" and collectively the "Facilities" or the "School Facilities"). Each of the Schools' operations are conducted solely at the relevant School Facility and all of the tangible Assets used in connection with such operations are located at the relevant School Facility.
All of the improvements located at each School Facility are in good operating condition and repair. There is no pending or threatened condemnation proceeding with respect to any School Facility.

                          (2)     Attached as EXHIBIT 7(7) to this Agreement
is a schedule of furnishings, fixtures and equipment located on, or used in connection with, the operation of each School Facility as of January 1, 1993.

                          (3)     Without regard to the matters provided for in
Section 2(h) below, all activities at, and the physical condition of, each School Facility are in compliance with all legal and regulatory requirements applicable to the Seller, the conduct of its business, and the use of each School Facility, including without limitation, applicable environmental requirements, and the Seller had not received any notice to the contrary.
Seller has paid for and obtained all licenses, permits, and other authorizations required for the conduct of its business and the use of each School Facility (the "Permits"). All Permits currently in effect and pertaining to the Seller, each School Facility or the Seller's activities are listed on EXHIBIT 8(8) to this Agreement. The representations contained in this subsection 3 shall not apply to incidental instances of non-compliance occurring in the ordinary course of business without the knowledge of the Seller of any of the Shareholders, which are immaterial to the operation of the relevant School and capable of being cured without significantly disrupting such School's operations.

                          (4)   To the best of the knowledge of Seller and each
Shareholder, there are no Hazardous Substances(1) in, on or under each Facility and Seller is not now engaged in any litigation,





- -------------------------------

     (1)  The term "Hazardous Substance" shall include without limitation:

proceedings or investigations, nor knows of any pending or threatened litigation, proceedings or investigations regarding the presence of Hazardous Substances in, on or under the Facilities.

                 (g) Equipment Leases and Financing Agreements. Except for each School Facility Lease, all of the leases and financing agreements to which Seller is a party or any other encumbrances which relate to each School Facility or any School Related Asset are described in EXHIBIT 9(9) to this Agreement (the "Financing and Related Agreements"). Copies of the Financing and Related Agreements are attached to such Exhibit. Except as reflected in such Exhibit, there have been no modifications to any of the Financing and Related Agreements; all of them are in good standing, and free from default; and none of the interests of Seller in any of them is subject to any restriction except as stated in the applicable document or as provided by applicable law.

                 (h) Accreditation. Attached as EXHIBIT 10(10) to this Agreement is a list of all Federal, state or other licenses and approvals, including without limitation all accreditation, granted to Seller with respect to the conduct of its educational or training business (the "Accreditations"), and the governmental body or agency or other entity granting such Accreditation. Included in such Exhibit are copies of all such Accreditations. To the best of the knowledge of the Seller and the Shareholders, except for the Permits and the Accreditations, no license or approval is necessary for the conduct of Seller's business as it is now being conducted. The Seller has received no notice that any other license or approval is necessary for the continued conduct of such business or that any such license or approval will not be renewed. Seller is accredited by the Career College Association and is certified by the United States Department of Education and is a party to, and in compliance with, valid program participation agreements with that agency with respect to the operations being conducted at each Facility. Seller has not received any notice, not previously complied with, with respect to any alleged violation of the rules or regulations of such agency or any applicable accrediting agency in respect of any of the Facilities or the terms of any program participation agreement to which it is or was a party. If any such notices have been received and complied with, Seller has disclosed their receipt and

- --------------------------

                 (i) Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in CERCLA, RCRA, and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., and in the regulations promulgated pursuant to said laws;

                 (ii) Those substances defined as "hazardous wastes" in any Virginia Statute and in the regulations promulgated pursuant to any Virginia Statute;

                 (iii) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

                 (iv) Such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state, or local laws or regulations; and

                 (v)  Any material, waste or substance which is (A) petroleum,
         (B) asbestos, (C) polychlorinated biphenyl, (D) designated as a "hazardoussubstance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section Section 1251 et seq. or listed pursuant to Section 3 07 of the Clean Water Act, (E) flammable explosive, or (F) radioactive materials.



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

disposition to Buyer prior to the execution of this Agreement in writing by a letter making specific reference to this Section of this Agreement. Seller is not aware of any investigation or review of its student financial aid programs or any review of any of its Accreditation.

                 (i) Recruitment; Admissions Procedures; Attendance; Reports. Attached as EXHIBIT 11(11) to this Agreement are copies of all policy manuals and other statements of procedures or instruction relating to recruitment of students, including procedures for assisting in the application by prospective students for direct or indirect state or Federal financial assistance; admissions procedures, including any descriptions of procedures for insuring compliance with state or Federal or other appropriate standards or tests of eligibility; procedures for encouraging and verifying attendance, minimum required attendance policies, and other relevant criteria relating to course completion and certification (collectively referred to as the "Policy Guidelines").

         Seller's operations have in all material respects been conducted in accordance with the Policy Guidelines and all relevant standards imposed by applicable accrediting agencies, agencies administering state or Federal government programs in which the Seller participates, or applicable laws or regulations.

         Seller has submitted all reports, audits, and other information, whether periodic in nature or pursuant to specific requests, ("Compliance Reports") to all agencies or other entities with which such filings are required relating to its compliance with (i) applicable accreditation standards governing its activities or (ii) laws or regulations governing programs pursuant to which the Seller or its students receive funding, including, without limitation, the Perkins Loan Program, the Stafford Student Loan Program, the Pell Grant program and the Supplemental Educational Opportunity Grant Programs.

         Complete and accurate records in all material respects for all present and past students attending Seller have been maintained consistent with the operations of a school business. All forms and records have been prepared, completed, maintained and filed in all material respects in accordance with all applicable federal and state laws and regulations, and are true and correct in all material respects. As of December 31, 1992 all financial aid grants and loans, disbursements and record keeping relating to them have been completed in compliance with all federal and state requirements, and there are no material deficiencies in respect thereto. No student has been funded prior to the date for which such student was eligible for funding and such student's records have been processed in accordance with all applicable federal, state and relevant third party funding source requirements. All appropriate reports and surveys have been accurately prepared, taken and filed prior to delinquency.

                 (j) Default. Attached as EXHIBIT 12(12) is a schedule indicating the cohort default rate, as calculated by the United States Department of Education, of all students attending the School receiving assistance pursuant to the Stafford Loan and Supplemental Loans for Students programs (or their applicable predecessor programs) for the fiscal years ended 12/31/90 and 12/31/89. To the best of the knowledge of the Seller and each of the Shareholders, such schedule is materially accurate in all respects.

                 (k) Trademarks, etc. Attached to this Agreement as EXHIBIT 13(13) is a list of all tradenames, trademarks, service marks, copyrights and the registrations for them owned or used by Seller. To the best of the knowledge of Seller and each Shareholder, Seller has not infringed and is not now infringing, any trademark, tradename, service mark, or copyright belonging to any other person. Except as set forth on such exhibit, Seller is not a party to any license, agreement or arrangement, whether as licensor, licensee or otherwise, with respect to any trademark, tradename, service mark, or copyright used by Seller.

                 (l) Material Contracts. Attached as composite EXHIBIT 14(14) to this Agreement is (i) a schedule identifying all material contracts relating to the Schools' operations, including, without limitation, all agreements relating to state or Federal funding of educational services provided by the Seller through grants, loans or direct payments either to the Seller, individual students or otherwise, and any agreements relating to the placement of students following their completion of relevant educational programs provided by the Seller other than agreements with students involving the teaching of standard courses, for standard prices as set forth in the Sellers catalog or in the enrollment agreement for such students (the "Contract(s)"); (ii) a summary of all material provisions of the Contracts that are not reduced to written documents, including but not limited to all provisions of each Contract regarding amounts payable by and/or to the Seller and termination of the Contract; and (iii) a copy of all written Contracts. Except as disclosed in Exhibit 14: (i) all of the Contracts remain unmodified and in full force and effect, and (ii) Seller is not in default of any material nature (nor does any state of facts exist which, with the giving of notice, the passing of time, or otherwise, would constitute a default of any material nature by Seller) with respect to any of the Contracts.

                 (m) Maintenance and Employment Agreements. Attached to this Agreement as composite EXHIBIT 15(15) is (i) a schedule of all written agreements between the Company and independent contractors, employees and agents who are employed or engaged in the management or operation of Seller's business, the Facilities or the personal property used by Seller; (ii) the names of all parties entitled to payments from Seller under any such agreements or arrangements; (iii) the amounts payable by Seller under the terms of all such agreements and arrangements, including without limitation, the terms of employment and compensation, including vacation and other employee benefit provisions and the cost of all employee benefits and payroll taxes; and (iv) a copy of all written contracts for such services. There are no material oral agreements in effect for any such services. Except as disclosed on such exhibit: (x) there are no written agreements between any of such contractors, employees or agents and Seller; (y) there is no party entitled to compensation or remuneration for any such services arising from Seller's operations after the Closing; and (z) Seller's agreements and arrangements providing for such services may be terminated by Seller at any time with or without cause, and without any obligation to pay any of said parties any amounts whatsoever except as may be required by law (including, without limitation, severance pay or accrued vacation pay or other benefits).

                 (n) Employee Benefit Plans. Seller maintains employee benefit plans as listed on EXHIBIT 16(16) to this Agreement (the "Employee Benefit Plans"). Copies of such plans are attached to such exhibit. Except as listed on such exhibit, Seller does not maintain any profit sharing, pension or other employee benefit plan. Seller has no unfunded obligations pursuant to any insurance, retirement, pension, profit sharing or deferred compensation plan or program.

                 (o) Labor. There is no existing labor dispute affecting Seller's business. None of Seller's employees are covered by any union or collective bargaining agreement.

                 (p) Insurance. A schedule of all of the policies of insurance maintained by Seller in connection with the operation of its business is attached as EXHIBIT 17(17) to this Agreement. The insurance coverage provided by such policies complies with all agreements to which Seller is a party, and applicable legal requirements to which it is subject. All such policies are currently in effect.

                 (q) Taxes. Complete and accurate copies of all of the Seller's Federal, state and other income tax returns for the years ended December 31, 1989, 1990, and 1991 are attached as composite EXHIBIT 18(18) to this Agreement. The Company has filed timely all Federal, state and local tax returns which it is required to file and has no outstanding liability for any Federal, state or local taxes or interest or penalties thereon, whether disputed or not, except taxes not yet payable which are disclosed in the Closing Interim Financial Statements. Except for an extension delaying the filing date until September 15, 1993 for it's federal corporate tax return for the year ended December 31, 1992, there is not now in force any extension of time with respect to the date on which any tax return was or is due to be filed by or with respect to Seller, or any waiver or agreement by it for the extension of time for the assessment of any tax.

                 (r) Actions Pending. Except as disclosed in EXHIBIT 19(19) to this Agreement: (i) there are no actions, suits, proceedings or claims pending or threatened against Seller or any Shareholder which, if determined adversely to Seller or each Shareholder, could (A) have a material adverse effect on Seller, the Assets, or the businesses of Seller when taken as a whole, or (B) prevent or delay the consummation of any of the transactions contemplated by this Agreement; (ii) Seller, is not (to its knowledge or the knowledge of each Shareholder) the subject of any pending or threatened investigation relating to any aspect of Seller's operations, including the operations of any of the Facilities, by any Federal, state or local governmental agency or authority; (iii) Seller, is not and has not been (to its knowledge or the knowledge of each Shareholder) the subject of any formal or informal complaint, investigation or inspection under the Equal Employment Opportunity Act or the Occupational Safety and Health Act (or their state or local counterparts) or by any other Federal, state or local authority.

                 (s) Accounts Receivable. Each of the accounts receivable of Seller constitutes a valid claim in its full amount against the debtor charged on Seller's books and has arisen in the ordinary course of Seller's business. Seller's management believes that each such account receivable is fully collectible to the extent of the face value thereof, except to the extent of the normal allowance for doubtful accounts with respect to accounts receivable computed as a percentage of sales consistent with Seller's prior practices as reflected on the Seller's 1992 Balance Sheet. To the best of the knowledge of the Seller and the Shareholders, no account debtor has any valid setoff, deduction or defense with respect thereto, and no account debtor has asserted any such setoff, deduction or defense.

                 (t) No Guaranties. None of Seller's obligations or liabilities is guaranteed by any other person, firm or corporation, nor has Seller guaranteed the obligations or liabilities of any other person, firm or corporation, except for certain rental obligations pursuant to the lease pursuant to which the Roanoke Facility is rented, which lease is guaranteed by Mr. Kenneth Horne.

                 (u) Bank Accounts and Deposit Boxes. Attached to this agreement as EXHIBIT 20(20) are the names and addresses of all banks or financial institutions in which Seller has an account, deposit or safety deposit box with the names of all persons authorized to draw on these accounts or deposits or to have access to the boxes, and an indication of which accounts or deposits or boxes contain financial aid funds.

                 (v) Records. The books of account, minute books, stock certificate books and stock transfer ledgers of Seller are complete and correct in all material respects, and there have been no transactions involving the business of Seller which properly should have been set forth therein and which have not been accurately so set forth.

                 (w) Transactions With Certain Persons. Seller does not owe any amount to, or have any contract with or commitment to, any Shareholder, other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business. No Shareholder owes any amount to Seller except as reflected in the Seller's Financial Statements. Seller has made no distributions or other payments to the Shareholders subsequent to the date of the Seller's 1992 Balance Sheet except for the reimbursement of expenses incurred in the ordinary course of business or with respect to cash included in Excluded Assets.

         3. REPRESENTATIONS AND WARRANTIES OF EMI AND BUYER. Each of EMI and Buyer represents to Seller and each Shareholder as follows:

                 (a) No Misstatements. The representations and the information supplied by it contained in this Agreement and the documents incorporated by reference into it do not contain any untrue statement of a material fact or omit to state any fact necessary to make such representations or information not materially misleading.

                 (b) Validity of Actions. It is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the authority to carry on it business as currently conducted, and is qualified to do business in all jurisdictions in which such qualification is necessary. It has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement and each of the documents provided for in it to be delivered as part of this transaction, have been duly executed and will be delivered pursuant to all appropriate corporate authorization on its behalf and is its legal, valid and binding obligation and is enforceable against it in accordance with its terms. The execution and delivery of this Agreement, the Second Payment Promissory Note, the Purchase Money Promissory Note and the Pledge Agreement and the consummation of the transactions contemplated by them will not violate any provision of its Certificate of Incorporation or Bylaws nor violate, conflict with or result in any breach of any of the terms, provisions of or conditions of, or constitute a default or cause acceleration of any indebtedness under, any indenture agreement or instrument to which it is a party or by which it or its assets may be bound, or cause a breach of any applicable law or governmental regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.

                 (c)      EMI's Financial Statements

                          (1)     Attached as EXHIBIT 21(21) to this Agreement
are (A) EMI's audited balance sheets at March 31, 1990, 1991, and 1992, and statements of income and expense and cash flows for the years then ending (the "Annual Statements"), and (B) EMI's unaudited balance sheet at December 31, 1992 (the "Interim Balance Sheet"), and statements of income and expenses and cash flow for the period then ending (collectively the Interim Balance Sheet and such statements are called the "Interim Financial Statements"). The Annual Statements and the Interim Financial Statements are called the "EMI's Financial Statements."

                          (2)     EMI's Financial Statements:  (i) have been
prepared on the accrual basis in accordance with GAAP consistently applied ("GAAP"), except as otherwise disclosed in the reports accompanying them or in the notes attached to them, and (ii) fairly present EMI's financial condition and its results of operations at the times and for the periods presented.

                          (3)     There have been no material adverse changes
in the financial condition or in the operations, business, prospects, properties of assets of Buyer since the date of the Interim Financial Statements.

                 (d) Buyer's Financial Condition. The Buyer is a newly formed corporation. It has no material liabilities except as provided for in this Agreement, and no assets except the joint and several agreements of EMI to perform in accordance with the terms of this Agreement.

         4.      COVENANTS OF THE PARTIES.

                 (a) Prohibited Acts. Pending consummation of the transactions contemplated in this Agreement or prior to termination of this Agreement, Seller and each Shareholder agree that, without prior written consent of Buyer, given in a letter which specifically refers to this Section of the Agreement:

                          (1)     not to (i) perform any act or omit to take
any act that would make any of their respective representations made in Section 2 above, inaccurate or materially misleading as of the Closing Date, or (ii) allow Seller to make any payment or distribution except for the payment of liabilities provided for in Seller's Financial Statements except payment of the Remaining Bank Debt (other than normal instalment payments of approximately $2,500 per month) or the payment of any other liabilities not constituting Stated Liabilities, or incurred in the ordinary course of business(2);

                          (2)     to cause Seller to conduct its businesses in
the ordinary and regular course, maintain each School Facility and carry on its business practices, protect its Accreditation and Permits, and keep its books of account, records and files in substantially the same manner as at present.

                 (b) Notice. Pending the consummation of the transactions contemplated in this Agreement or prior to termination of this Agreement, each party agrees that it will promptly advise the others of the occurrence of any condition or event which would make any of its representations contained in this Agreement inaccurate, incorrect, or materially misleading.

                 (c) Access. Prior to the Closing, Seller shall afford to the Buyer (and its officers, attorneys, accountants and other authorized representatives), upon reasonable notice, free and full access during usual business hours to its offices, personnel, Facilities, books and records and other data, financial or otherwise, so that Buyer may have full opportunity to make such investigation as it shall desire of the School Related Assets, business and operations of Seller, provided that such investigation shall not unreasonably interfere with Seller's operations. The scope of the investigation will include, but not be limited to, a verification of Seller's Financial Statements and a review of Seller's control procedures, regulatory compliance, each School Facility, material contracts, litigation and tax returns for prior years. Duly authorized representatives of the Buyer shall also be entitled to discuss with officers of Seller, its counsel, employees and independent public accountants, all of its books, records and other corporate documents, contracts, pricing and service policies, commitments and future prospects. Representatives of Seller will furnish to Buyer and such other persons, copies of all materials relating to the business affairs, operations, Facilities, School Related Assets and liabilities of Seller which may be reasonably requested from time to time and will cause representatives and employees of Seller to assist Buyer in its investigation of the matters relative to Seller.

                 (d) Additional Documents. At the request of any party, each party will execute and deliver any additional documents and perform in good faith such acts as reasonably may be required in order to consummate the transactions contemplated by this Agreement and to perfect the





__________________________________

     (2) Seller paid $100,000 to its officers prior to December 31, 1992, which payment has been disclosed to Buyer. In connection with that transaction, it borrowed $100,000, which has been repaid.

conveyance and transfer of any property or rights to be conveyed or transferred under the terms of this Agreement.

                 (e) Employee Notification, Termination of Employee Benefit Plans, Etc. With respect to any employees employed by the Seller prior to the Closing, Seller will comply with the terms of all applicable Federal and state laws and regulations, including without limitation the provisions of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section Section 2101 et. seq. or the Consolidated Omnibus Budged Reconciliation Act ("COBRA").

                 (f) Filing of Returns; Additional Information. Seller will file on a timely basis all tax returns, notices of sale and other documentation required by law in connection with the transactions provided for in this Agreement or otherwise required by law, regulation or pursuant to the terms of any agreement to which it is a party. Seller will supplement any previous filing made by it in accordance with legitimate requests made by applicable agencies or parties to the extent required by the relevant law, regulation or agreement.

                 (g) Compliance with Conditions to Closing. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, each of the parties to this Agreement will execute such documents and take such other actions as reasonably may be appropriate to fulfill the conditions to Closing provided for in Section 5 of this Agreement.

         5.      CONDITIONS TO CLOSING BY THE RESPECTIVE PARTIES.

           The obligation of EMI and Buyer, on the one hand, and Seller and each Shareholder on the other hand, to consummate the transactions contemplated by this Agreement shall be subject to compliance with or satisfaction of the following conditions by the other, to the extent applicable:

                 (a) Bring Down. The representations and warranties set forth in this Agreement shall be true and correct in all material respects on and at the Closing Date as if then made by the relevant party (except for those representations and warranties made as of a given date, which shall continue to be true and correct as of such given date).

                 (b) Compliance. Each party shall have complied with all of the covenants and agreements in this Agreement on its or their part, respectively, to be complied with as of or prior to the Closing Date.

                 (c) No Material Adverse Changes. Since the date of the Closing Interim Balance Sheet, there shall not have occurred any material adverse change in the condition (financial or otherwise) of the, Facilities, School Related Assets or prospects of Seller.

                 (d) Certificates. There shall be delivered to the Buyer and Seller, respectively, a certificate executed by the President and Secretary of the other, dated the Closing Date, certifying that the conditions to be fulfilled by such party set forth in this Section 4 have been fulfilled.

                 (e) No Suits. No action or proceeding shall have been instituted in any court or before any Federal, state or local governmental agency against any party seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or which could have a material adverse effect on the Facilities, School Related Assets or prospects of any of the parties, which shall not have been dismissed or withdrawn prior to the Closing Date.

                 (f)      Closing Financial Statements.

                          (1)  The Buyer shall have conducted a student aid
audit confirming the accuracy of the relevant representations and warranties contained in Section 2 of this Agreement in all material respects.

                          (2)  Seller shall deliver to Buyer unaudited interim
financial statements, including a balance sheet (the "Closing Interim Balance Sheet") and a statement of income and expense (the "Closing Interim Income Statement") for the period ending the last full month preceding the Closing Date (the "Closing Interim Financial Statements"). The Closing Interim Financial Statements shall (A) fairly present Seller's financial condition and its results of operations as of the date and for the period presented, and (B) shall not disclose any materially adverse variation in the results of operations or financial condition when compared to the Seller's Financial Statements.

                 (g) Change of Seller's Name. At least ten (10) days prior to the Closing, Seller and Shareholders shall deliver to Buyer a duly executed and acknowledged certificate renouncing the use of the name "Dominion Business School" or other appropriate document required to assign to the Buyer its rights to such name, and agreeing to conduct its business under a new name bearing no resemblance to "Dominion Business School" and will deliver to the Buyer such further documentation as may be necessary or appropriate to make the name "Dominion Business School" available to Buyer. Buyer is hereby authorized to file such certificate or other documents, at Seller's expense, in order to effectuate such change of name at or after the Closing.

                 (h) Documents. All documents required to be delivered to Buyer at or prior to Closing shall have been so delivered.

                 (i) Authority. There shall be in full force and effect on the Closing Date resolutions of the Boards of Directors of EMI, Buyer, and Seller and any corporate Shareholder approving this Agreement and the transactions contemplated in it. At or prior to the Closing, each party will deliver to the other a copy of the resolutions of its Board of Directors and, in the case of the Seller, the resolutions or consents of each Shareholder, together with any and all required resolutions or consents of each Shareholder thereof, approving the execution and delivery of this Agreement and the consummation of all of the transactions contemplated hereby, duly certified by an appropriate officer.

                 (j) Opinions of Counsel. Each party shall receive the opinion of counsel to the other party reasonably satisfactory in form and content to the party receiving such opinion.

                 (k) Consents. Seller shall have obtained written consents to the transfer or assignment to Buyer of all agreements, Licenses, leases and other material contracts of Seller (other than immaterial purchase and sales orders in the ordinary course of business) where the consent of any other party to any such contract may, in the opinion of Buyer's counsel, be required for such assignment or transfer.

                 (l) Estoppel. Seller shall have obtained and delivered to Buyer written estoppel from the landlord or lessor any lease, and/or the holder of any note set forth in Exhibits to this Agreement stating the amount due pursuant to such agreements, and that each is in good standing and free from default.

                 (m) Current Insurance Coverage. Payments will have been made as of the Closing Date with respect to all of Seller's insurance policies, and all insurance coverage concerning Seller's assets and operations shall be continued in force through at least 10 days subsequent to the Closing Date, unless cancelled subsequent to the Closing Date by Buyer.

                 (n) Compliance with Bulk Sales Law. Seller shall have either (i) duly complied with the provisions of the applicable state Uniform Commercial Code sections dealing with bulk transfers which impose requirements on a transferror, and shall have delivered to Buyer all documents and notices required to be furnished thereunder by a transferror, and copies of any claims made by creditors, or (ii) delivered to Buyer an opinion of counsel, which opinion shall be reasonably satisfactory to Buyer and its counsel, indicating that such compliance is not required in order to complete the transactions provided for in this agreement in accordance with its terms.

                 (o) Bankruptcy, Dissolution, etc. No petition or other commencement of proceedings in bankruptcy or proceedings for dissolution, termination, liquidation or an arrangement, reorganization or readjustment of any party's debts under any state or Federal law enacted for the relief of debtors or otherwise, whether instituted by or against a party, has been effected or commenced by or against any party.

                 (p) Leases. The Buyer shall have entered into lease agreements with respect to each of the facilities reasonably satisfactory to the Buyer or been assigned such leases with the consent of the Landlord.

         6.  CLOSING AND POST CLOSING AGREEMENTS.

                 (a) Closing Date and Place; Effective Date. The closing of the transactions provided for in this Agreement shall take as provided for in Section 1 (b) of this Agreement at the offices of the Seller, or at such other place or time as the parties shall mutually agree in writing.

                 (b) Deliveries by Buyer to Seller. At the Closing, Buyer shall deliver to Seller:

                          (1)  The Cash Portion of the Price;

                          (2)  The Second Payment Promissory Note;

                          (3)  The Purchase Money Promissory Note; and

                          (4)  An assumption agreement (the "Assumption
Agreement" in substantially the form attached to this Agreement as EXHIBIT
22(22).

                 (c) Deliveries by EMI to Escrow Agent. At the Closing, EMI shall deliver to the Escrow Agent:

                          (1)  The Pledge Agreement, among the Seller, EMI and
counsel for the Seller, in the form attached to this Agreement as EXHIBIT 23(23) pursuant to which such counsel, as Escrow Agent, will hold the Buyer's Stock; and

                          (2)  Certificates representing the Buyer's Stock
along with properly endorsed stock powers.

                 (d) Deliveries by Seller to Buyer. At the Closing, Seller shall deliver to Buyer:

                          (1)  The Bill of Sale (the "Bill of Sale") in the
form attached to this Agreement as EXHIBIT 24(24); and

                          (2)  An assignment of all of Seller's bank accounts;
and

                          (3)  Such other instruments of conveyance in form and
substance reasonably satisfactory to Buyer's counsel, as shall be effective to vest in Buyer good and marketable title to the Assets.

                 (e) Relocation of Virginia College. The Shareholders are also stockholder of Career Futures Inc. ("Career Futures") which operates a two year college under the name Virginia College (b)(i), below, currently operates a 2 year college known as "Virginia College" in a facility adjoining the facility at which the Roanoke School is located. Seller and the Shareholder agree to relocate all of its Virginia College operations in Roanoke to a location at least five (5) miles away from the Roanoke School (or to a mutually agreeable site to be determined prior to the Closing) no later than 90 days after the Closing Date.

                 (f) Right of first negotiation. If Seller or the Shareholders determine to sell, or seek to sell, any school owned or controlled by them prior to the fifth anniversary of the Closing, it will give EMI written notice of such intention prior to entering into negotiations with any other party relating to such proposed sale (a "Notice to Negotiate") and thereafter, if EMI indicates an interest in such a purchase, negotiate with EMI in good faith with respect to such proposed sale. If EMI and the Seller are unable to reach an agreement within 14 business days after such the Notice to Negotiate is delivered, Seller shall have no further obligations pursuant to this Section 6 (f).

                 (g) Further Documents or Acts. The parties will also execute, deliver, and/or perform at Closing and thereafter all other documents or acts required to consummate any of the transactions contemplated by this Agreement.

         7.      CONFIDENTIALITY AND JOINT NON-COMPETITION AGREEMENT.

                 (a) Each shareholder acknowledges that, as a result of his ownership of the Seller and, if applicable, employment by Seller, he has had access to and knowledge of confidential or proprietary information developed by Seller and of a special and unique nature and value to Seller, including, but not limited to, Seller's methods and systems, the names and addresses of its students and sources of referral, tuition charged and paid by Seller or its customers, curricula, related memoranda, research reports, designs, records, student files, services, and operating procedures, and other information, data, and documents now existing or later acquired by Shareholder or Seller, regardless of whether any such information, data, or documents, qualify as a "trade secret" under applicable Federal or state law (collectively "Confidential Information"). As a material inducement to Buyer to enter into this Agreement, each Shareholder and the Seller, jointly and severally, covenants and agrees not at any time directly or indirectly, to divulge or disclose for any purpose whatsoever, any Confidential Information which is in the possession of Seller or which has been obtained by or disclosed to such Shareholder as a result of employment by Seller, ownership of Seller, or otherwise as a result of the relationship between such Shareholder and Seller. Such information of a confidential nature includes, but is not limited to, students' records, student files, charts, ledgers, accounts receivable ledgers, price lists, methods and systems, operating procedures, technical memoranda, curricula, accounts payable ledgers, records of amounts received from students, student lists, referral sources, teacher lists, sources of employment for students, placement materials, research reports, and financial records of Seller and of its students. In accordance with the foregoing, each Shareholder and the Seller agrees at no time to retain or remove from the Facility records reflecting Confidential Information.

                 (b) As a material inducement to Buyer to enter into this Agreement, each Shareholder and the Seller, jointly and severally, covenants and agrees, except as otherwise provided in this subsection 7(b), for a period of five (5) years after the date of this Agreement not to (i) directly or indirectly engage in offering vocational training programs substantially similar to those offered at the Schools or at any of the school facilities currently operated by the Buyer and listed on EXHIBIT 25(25) (the "Prohibited Activities") anywhere within the State of Virginia or 50 miles of any school currently operated by the Buyer or the Schools (the "Area"); (ii) become associated as manager, supervisor, employee, consultant, advisor, stockholder owning more that 5% of the outstanding stock of a company or participating in the management or direction of a company or otherwise with any person, corporation or entity engaging in any activity competitive with the Activities anywhere within the Area; (iii) call upon any of Buyer's students, teachers or referral sources for the purpose of promoting any Prohibited Activities for any person, person, corporation or entity within the Area; or (iv) divert, solicit or take away any of Buyer's teachers or other personnel for the purpose of engaging in any Prohibited Activities within the Area.

                                  (i)              Regardless of whether they
constitute Prohibited Activities, Career Futures may continue to offer courses currently included in the Virginia College curricula being offered at its Roanoke facility, which courses are described in Exhibit 26(26) (the "Exiting Virginia College Curricula"). Seller and each Shareholder agree that Virginia College shall not add any programs or classes to the Existing Virginia College Curricula which would be Prohibited Activities except (i) integrated degree granting programs structured with the objective of granting at least an associate degree requiring the successful completion by the student of at least ninety Quarter Hours or Sixty Semester Hours which programs are approved by applicable state and non-governmental accrediting agencies, including without limitatin the Standards of Accreditation of the Accrediting Commission for Trade and Technical Schools of the Career College Association or (ii) classes which are substantially similar to those currently included in the Existing Virginia College Curricula or which are reasonably related to them. The operations of Career Futures will be limited to the location described in
Section 6(e) or other locations not in the Area.

                                  (ii)              Regardless of whether they
constitute Prohibited Activities, Macon Beauty School, located in Macon, Georgia, and Artistic Beauty College in Conyers Georgia may continue to offer course included in their current curricula or reasonably related to them.

                                  (iii)            The Seller and the
Shareholders each agree that as a condition to any sale of the business or substantially all of the assets constituting the Virginia College, the purchaser will be required to specifically assume the agreements contained in this Section 7.

                 (c) In the event of a breach or threatened breach by each Shareholder of any of the provisions of this Section 7, Buyer, in addition to and not in limitation of any other rights, remedies, or damages available to Buyer at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by Seller or any Shareholder, or by such shareholder's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him.

                 (d) Each Shareholder and the Seller covenants and agrees that, if he shall violate any of his covenants or agreements provided for in this Section 7, Buyer shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration, or benefits which

Seller or such Shareholder, directly, or indirectly, has realized and/or may realize as a result of, growing out of, or in connection with any such violation; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which Buyer may be entitled to at law or in equity or under this Agreement.

                 (e) Each Shareholder and the Seller has carefully read and considered the provisions of this Section 7, and agrees that the restrictions set forth above (including without limitation the time period and geographical areas of restriction) are fair and reasonable and are reasonably required for the protection of the interest of the Buyer. In the event that, notwithstanding the foregoing, any of the provisions of this Section 7 are held invalid or unenforceable, the remaining provisions shall continue to be valid and enforceable. In the event that any provision of this Section 7 relating to time period and/or areas of restriction are declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, said time period or areas of restriction shall be deemed to become, and thereafter be, the maximum time period and/or area which such court deems reasonable and enforceable.

         8. INDEMNIFICATION. Seller and each Shareholder, jointly and severally, on the one hand, and Buyer, on the other hand (respectively, the "Indemnifying Party"), agree to defend, indemnify and hold harmless the other party and its directors, officers, employees and agents (collectively, the "Indemnified Parties") from and against any loss, damage, settlement, or expense (including, without limitation, attorneys' fees and disbursements) incurred by any Indemnified Party and arising from or related to the inaccuracy or breach of any of the representations, warranties, covenants or agreements of the respective Indemnifying Party contained in this Agreement or in any document incorporated by reference into it. The relevant Indemnified Part(ies) shall give (or cause to be given) to the relevant Indemnifying Party notice of any claim or matter for which indemnity is (or will be) sought under this
Section 8; such notice shall be given promptly after the Indemnified Part(ies) receive actual notice or knowledge of the claim or matter that is subject to indemnification. With respect to any claim asserted by a third party against any Indemnified Part(ies) for which indemnity is sought, the relevant Indemnifying Party shall have the right to employ counsel reasonably acceptable to the relevant Indemnified Part(ies) to defend against such assertion, and such Indemnifying Parties shall have the right to compromise or otherwise settle any such action or claim only with the prior written consent of the relevant Indemnified Party, which shall not be unreasonably withheld.

         9. EVENTS OF DEFAULT. If any one or more of the following events occurs then, subject to the expiration of any specified grace period and the giving of any prior notice required under this Section 9, such event shall constitute an event of default (an "Event of Default") by the party responsible for such event or against whom it should be charged.

                 (a) Untrue Statements. Any statement, report, financial statement, or certificate made or delivered by any party or any of its agents to another party is not true, complete and correct in any material respect.

                 (b) Warranties or Representations. Any warranty, representation or other statement by or on behalf of any party contained in this Agreement (or in any document between the parties furnished in compliance with or in reference hereto) is false or misleading in any material respect.

                 (c) Agreements. Any party fails to take any action required of it to comply with its obligations contained in this Agreement, or takes any action prohibited or inconsistent with its obligations under this Agreement, and such failure to act or action is not cured prior to ten (10) days after written notice thereof is given to the defaulting party.

                 (d) Refusal to Close. A party refuses to consummate the transactions provided for (and subject to the terms and conditions specified) in this Agreement on the Closing Date, except if the failure to close is based upon the failure of another party to meet a condition to Closing provided for in Section 5 of this Agreement.

                 (e) Failure of Closing Condition. Any party is unable to comply with the conditions of Closing provided for in Section 5 of this Agreement, other than as a result of an Event of Default as described in Sections 9(a), (b), (c) or (d) above.

                 (f) Default on Institutional Debt. Any Institutional Debt issued by EMI is declared due and payable by its holder prior to its scheduled maturity date ("Accelerated Debt"), and such Accelerated Debt is not
(a) paid or rescheduled pursuant to a written agreement within 60 days the date of such declaration, or (b) the subject of a bona fide dispute, with respect to which suit is commenced by or against EMI within 60 days after such declaration, provided that such declaration shall become an Event of Default upon the entry of a court order declaring such Accelerated Debt due and payable, unless (x) such amount is paid within 30 days of the entry of such order, or (y) execution on such order is stayed pending appeal. Institutional Debt shall mean money borrowed by EMI from a bank or other similar lending institution a material portion of the business of which is lending money.

         10.     RIGHTS AND REMEDIES ON DEFAULT.

          Upon and after an Event of Default by any party, the other party shall have the following rights and remedies:

                 (a) Default by Buyer. In the event that Buyer is obligated to and fails to close by the Closing Date, and Seller and Shareholder are not in default of their obligations under this Agreement, this Agreement shall terminate and Seller and Shareholder shall receive, as liquidated damages, the Deposit as their sole remedy. Seller and each Shareholder hereby agree that they shall not be entitled to seek or file suit for specific performance of this Agreement.

                 (b) Default by Seller or Shareholder. If, on the Closing Date, there exists an Event of Default as described in Section 9 of this Agreement, chargeable against the Seller or a Shareholder, Buyer may either (i) waive such default and close, in which event Buyer shall have the right to seek specific performance of this Agreement, including, without limitation, the acquisition of the Assets and the performance by the Seller and each Shareholder of the covenants provided for in this Agreement, or (ii) refuse to close, and, except in the case of an Event of Default described in Section 9(e) above, seek money damages from Seller and Shareholder, including, without limitation, indemnification pursuant to Section 8 of this Agreement. An election by Buyer to proceed in accordance with subclause (i) of the preceding sentence shall constitute the acknowledgment by Buyer, Seller and Shareholder that Buyer cannot be adequately compensated by money damages for the failure to perform by Seller and Shareholder, that such damages are indeterminate, and that a court of competent jurisdiction may enter an order pursuant to which Seller and Shareholder are obligated to specifically perform their obligations to Buyer pursuant to the terms of this Agreement.

                 (c) Default Subsequent to Closing. If an Event of Default occurs or is asserted subsequent to Closing, the nondefaulting party(ies) shall have the right to seek money damages from the defaulting party(ies), either pursuant to Section 8 of this Agreement or otherwise. In addition, if, but only if, because of any action taken or not taken by the Seller in violation of any applicable law or regulation which (i) has not been disclosed to the Buyer in this Agreement, and (ii) the occurrence or non occurrence of which was known or reasonably should have been known to the Seller, the

Prerequisite Student Aid Approvals are not received prior to 12 months from the date of the Closing, or, if received or offered, can only be obtained on conditions imposing substantial burdens on the Buyer in addition to those which would otherwise be imposed in connection which such approval, THEN the Buyer may elect to rescind the transactions provided for in this Agreement and, upon such election, the parties will take such action as may be reasonably required to restore the other party to its respective positions as they existed prior to the Closing provided for in this Agreement.

                 (d) Nature of Remedies Cumulative. All rights and remedies granted in this Agreement or available under applicable law shall be deemed concurrent and cumulative and not alternative or exclusive remedies, to the full extent permitted by law and this Agreement, and any party may proceed with any number of remedies at the same time or in any order. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and any party, upon the occurrence of an event of default by another party under this Agreement, may proceed at any time, under any agreement, in any order and with any available remedy.

         11.     FINDERS FEES.

         Seller and each Shareholder, jointly and severally, on the one hand, and the Buyer on the other, represents and warrants to the other that it has not employed any finder or broker in connection with transactions contemplated by this Agreement. Each party agrees to indemnify and hold harmless the others from and against any claim, damages, liabilities, and expenses (including without limitation, attorneys' fees and disbursements) arising from any claim or demand asserted by any person or entity on the basis of its employment as a finder or broker by the respective party.

         12. NOTICES. All notices or other communications required or permitted under the terms of this Agreement shall be made in writing and shall be deemed given upon (i) hand delivery or (ii) three days after deposit of same in the certified mail, return receipt requested, first class postage and certification fees prepaid and correctly addressed to the parties at the following addresses:

         If to Buyer:                      DBS Acquisition Corp.
                                           1327 Northmeadow Parkway
                                           Suite 132
                                           Roswell, Georgia, 30076
                                           Attn: President

         With a copy to:                   Honigman Miller Schwartz and Cohn
                                           222 Lakeview Avenue
                                           Suite 800
                                           West Palm Beach, Florida  33401
                                           Attn: Morris C. Brown


         If to EMI:                        Educational Medical, Inc.
                                           1327 Northmeadow Parkway
                                           Suite 132
                                           Roswell, Georgia, 30076
                                           Attn: President

         With a copy to:                   Honigman Miller Schwartz and Cohn
                                           222 Lakeview Avenue

                                           Suite 800
                                           West Palm Beach, Florida  33401
                                           Attn: Morris C. Brown

         If to Seller:                     Beta Services, Inc.
                                           1210 20th Street South
                                           Suite 200
                                           Birmingham, AL  35205

         With a copy to:                   The Harrison Firm, P.C.
                                           P.O. Box 18186
                                           Roanoke, VA  24014

         If to Shareholder:                Mr. Kenneth C. Horne
                                           3301 Tarton Lane
                                           Birmingham, AL.  35242

         If to Shareholder:                Ms. Ann S. Horne
                                           3301 Tarton Lane
                                           Birmingham, AL.  35242

         If to Shareholder:                Mr. Craig H. Miller
                                           6030 Flamingo Drive
                                           Roanoke, VA  24018

         If to Shareholder:                Ms. Diane S. Clower
                                           1632 Carson Road
                                           Birmingham, AL 35242

or to such other address as any of the parties hereto may designate by notice to the others.

         13.     MISCELLANEOUS.

                 (a) Successors. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned prior to Closing without the prior written consent of the other parties hereto.

                 (b) Expenses. Except as otherwise provided in this Agreement, Buyer and Seller shall be responsible for any and all of the respective fees, costs and expenses incurred by each, in connection with the negotiation, preparation or performance of this Agreement.

                 (c) Entire Agreement. This Agreement incorporates by this reference all Exhibits hereto and all documents executed and/or delivered at Closing. This Agreement and the documents so incorporated into it contain the parties' entire understanding and agreement with respect to the subject matter hereof; and any and all conflicting or inconsistent discussions, agreements, promises, representations and statements, if any, between the parties or their representatives that are not incorporated in this Agreement shall be null and void and are merged into this Agreement.

                 (d) Amendments Only in Writing. No amendment, modification, waiver or discharge of this Agreement or any provision of this Agreement shall be effective against any party, unless such party shall have consented thereto in writing.

                 (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute a single agreement.

                 (f) Cooperation. Each of the parties to this Agreement, when requested by another party, shall give all reasonable and necessary cooperation with respect to any reasonable matters relating to the transactions contemplated by this Agreement.

                 (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, exclusive of its choice of law provisions.

                 (h) Headings. The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

                 (i) Gender; Number. All references to gender or number in this Agreement shall be deemed interchangeably to have a masculine, feminine, neuter, singular or plural meaning, as the sense of the context requires.

                 (j) Severability. The provisions of this Agreement shall be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement,and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

                 (k) Survival. Except as otherwise expressly provided in this Agreement, the liabilities and obligations of each party with respect to any and all of its representations, warranties, covenants and agreements set forth in this Agreement and/or in any document incorporated into it shall not be merged into, affected or impaired by the Closing under this Agreement, but rather shall survive such Closing for the period of three years thereafter, so that (except as otherwise provided below) any claim under this Agreement must be asserted by notice given to the party claimed to be liable on or before the third anniversary of the Closing Date. Notwithstanding the foregoing, the time limitation shall not apply to: (i) the covenants related to confidentiality and non-competition contained in Section 7 above and the Non-Competition Agreements; (ii) claims relating to liabilities of the Seller that are not Stated Liabilities; (iii) claims for indemnification under Section 8, above, which seek indemnity for matters identified in (ii), above, or arising out of a misrepresentation as to matters contained in section 2 (i) or 2 (j), or (iv) fraud. All obligations and liabilities described in the previous sentence shall survive the Closing for the period in which a claim can be asserted with respect thereto under applicable law.

                 (l) No Third Party Beneficiaries. This Agreement has been entered into solely for the benefit of the parties that have executed it, and not to confer any benefit or enforceable right upon any other party or entity. Accordingly, no party or entity that has not executed this Agreement shall have any right to enforce any of the provisions of it.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by an officer duly authorized to do so, all as of the day and year first above written.

DBS ACQUISITION CORP.             BETA SERVICES, INC., D/B/A
("BUYER")                         DOMINION BUSINESS SCHOOLS ("SELLER")



BY:                               By:
    ------------------------          -------------------------------
    Authorized Signatory              Authorized Signatory


                                  SHAREHOLDERS:


                                  -----------------------------------
                                     Kenneth C. Horne

                                  -----------------------------------
                                     Craig H. Miller

                                  -----------------------------------
                                     Ann S. Horne

                                  -----------------------------------
                                     Diane S. Clower


By executing and delivering this Agreement, EMI agrees it is jointly and severally liable for each of the obligations of the Buyer contained in it.


EDUCATIONAL MEDICAL, INC.



By:
    ------------------------
    Authorized Signatory

By executing and delivering this Agreement, and without in any way limiting the obligations of any other party to this agreement, Career Futures specifically agrees to the provisions of Section 6(e), 6(f) and Section 7 of this agreement.

CAREER FUTURES, INC.


By:
    -----------------------------
    Authorized Signatory

                                    EXHIBITS

1.                                                 Form of Second Payment Note

2.                                                 Form of Purchase Money
                                                   Promissory Note

3.                                                 List of Excluded Assets

4.                                                 Articles of Incorporation
                                                   and By-Laws of the Seller

5.                                                 Seller's Financial Statements

6.                                                 Facility Lease

7.                                                 Inventory of FF & E

8.                                                 List of Permits

9.                                                 List of Leases, Financing
                                                   Agreements, and Other
                                                   Encumbrances relating to Real
                                                   and Personal Property

10.                                                List of Accreditation

11.                                                Policy Manuals and other
                                                   School Material.

12.                                                Cohort Default Rate
                                                   Evaluation Material

13.                                                Trademarks etc.

14.                                                List of Material Contracts

15.                                                Employment Agreements

16.                                                Employee Benefit Plans

17.                                                Insurance Policies

18.                                                Federal Income Tax Returns

19.                                                Actions Pending

20.                                                List of Bank Accounts

21.                                                EMI's Financial Statements

22.                                                Form of Assumption Agreement

23.                                                Pledge Agreement

24.                                                Form of Bill of Sale

25.                                                List of Buyer's Schools

26.                                                Virginia College Curricula





                                      -26-